Exhibit 99.1
Biodel to Raise $9.4 Million through Registered Direct Offering
DANBURY, Conn., August 25, 2010 /PRNewswire via COMTEX News Network/ — Biodel Inc. (Nasdaq: BIOD) today announced that it has entered into definitive agreements with two institutional investors to sell 2,398,200 shares of its common stock and warrants to purchase 2,398,200 shares of its common stock. The common stock and warrants are being sold as units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock.
The investors have agreed to purchase the units for a negotiated price of $3.93 per unit, resulting in gross proceeds to Biodel, before deducting placement agents’ fees and estimated offering expenses, of approximately $9.4 million. The offering is expected to close on or about August 30, 2010, subject to customary closing conditions. Wedbush PacGrow Life Sciences, Leerink Swann LLC and William Blair & Company, L.L.C. acted as co-lead placement agents for the offering.
The initial per share exercise price of the warrants is $4.716. On the 21st trading day following the PDUFA date relating to the new drug application for Biodel’s product candidate, VIAject®, the exercise price will be adjusted to 90% of the arithmetic average of the volume weighted average price of Biodel’s common stock on each of the ten trading days prior to the 21st day following the PDUFA date. In no event will the exercise price be greater than the initial per share exercise price of the warrants. The warrants will be exercisable beginning on the original date of issuance and will expire on the date that is 12 months after the 21st day following the PDUFA date. Biodel expects the PDUFA date to be October 30, 2010.
The securities described above are being offered by Biodel pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). This press release is not an offer to sell any of the securities described herein, and this press release is not an offer to buy these securities in any state where the offer or sale is not permitted. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov, or from Wedbush Securities Inc., One Bush Street, Suite 1700, San Francisco, California 94104, or by calling toll free, at 1-800-422-4309, Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by calling toll free, at 1-800-808-7525, Ext. 4814 or William Blair & Company, L.L.C. at 222 West Adams, Chicago, Illinois 60606, attention: Equity Capital Markets at 312-236-1600.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes. Biodel develops its product candidates by applying its proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s expectations related to the closing of the offering. Forward-looking statements represent our management’s judgment regarding future events. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond its control, including risks related to closing of the contemplated offering, that could cause actual results, performance or achievements to differ materially from those described in the forward- looking statements. For additional disclosure regarding these and other risks faced by Biodel, see the disclosure contained in its public filings with the SEC available on the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s views only as of the date they are made and should not be relied upon as representing its views as of any subsequent date. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.